Exhibit 10(a)

                             THE VALMONT INDUSTRIES, INC.
                                   STOCK OPTION PLAN

                                       ARTICLE I
                                    NAME AND PURPOSE

1.1  NAME.     The name of the Plan shall be The Valmont Industries, Inc.
     Incentive Stock Option Plan ("Plan") herein).

1.2 PURPOSE. The purpose of the Plan is to enable Employees to share in the growth and prosperity of the Company by encouraging stock ownership by Employees and to assist the Company to obtain and retain key management personnel.


                                      ARTICLE II

                                      DEFINITIONS

     The terms used herein shall have the following meanings, unless a different meaning is clearly required by the context:

2.1  "Board" shall mean the Board of Directors of the Company.
2.2 "Carryover Amount" equals one-half of the difference between $100,000 and the value of stock for which the employee was granted options in any calendar year.

2.3  "Code" shall mean the Internal Revenue Code of 1954, as amended.

2.4 "Company" shall mean the Valmont Industries, Inc., a Delaware corporation.

2.5 "Company Stock" shall mean shares of any class of common stock, which are issued by the Company, with dividend and voting rights no less favorable than the voting power and dividend rights of other common stock issued by the Company.

2.6 "Employee" shall mean any person employed by the Employer or a subsidiary during a Plan Year.

2.7  "Employer" shall mean the Company.

2.8 "Incentive Stock Option" means any option granted to a participant under this Plan, which the Board intends at the time it is granted, to be an incentive stock option within the meaning of Section 422A of the code.

2.9  "Optionee" is any Employee who is granted options under the Plan.

2.10 "Participant" shall mean any Employee who meets the requirements for participation in the Plan as described in Article III.

2.11 "Subsidiary" shall mean a corporation which is a "subsidiary corporation" as defined in Section 425 of the Code.
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                                      ARTICLE III

                              ELIGIBILITY AND PARTICIPATON

3.1 ELIGIBILITY. Every employee shall be eligible to become a Participant in the Plan.

3.2 PARTICIPATION. The Employees who shall participate in the Plan and thereby be eligible to receive stock options shall be such key executive employees as the Compensation Committee of the Board ("Committee") shall select from time to time.


                                     ARTICLE IV

                                   LIMITS ON OPTIONS

4.1 NUMBERS. The total number of shares for which options may be granted under this Plan shall not exceed in the aggregate 175,000 shares. This number shall be appropriately adjusted if the number of issued shares shall be increased or reduced by change in par value, combination, split-up, reclassification, distribution of a dividend payable in stock, or the like. In the event that any outstanding option issued pursuant to the Plan shall expire or terminate, the shares allocable to the unexercised portion of such option may again be subjected to an option under the Plan.

4.2 SHAREHOLDER-EMPLOYEE. No Incentive Stock Option shall be granted to an employee who, at the time the option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Employer. This stock ownership limitation will not apply if the option price is at least 110 percent of the fair market value (at the time the option is granted) of the stock subject to the option, and the option by its terms is not exercisable more than five (5) years from the date it is granted.


                                       ARTICLE V

                                    ADMINISTRATION

     The Plan shall be administered by the Committee. A majority vote of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee for the purposes of this Plan.

     The Committee shall have plenary authority in its discretion but subject to the express provisions of the Plan, to determine the terms of all options granted under the Plan including, without limitation, the purchase price of the Common Stock covered by each option, the employees to whom, and the time or times at which, options shall be granted, whether an option shall be an Incentive Stock Option or not, when an options can be exercised and whether in whole or in installments, and the number of shares covered by each option; and to interpret the Plan and to make all other determinations deemed advisable for the administration of the Plan. The Committee shall have the right to require the recipient of any stock option hereunder to remit to the Company an amount sufficient to satisfy all applicable withholding tax requirements prior to or after delivery of any option and to require the recipient to do any other act or acts necessary to satisfy the withholding tax requirements.  The Committee's determination on the foregoing matters shall be conclusive.  All determinations of the
Committee shall be made by not less than a majority of its members.
The Committee may designate employees of the Company to assist the Committee in the administration of the Plan and may grant authority to such persons to execute option agreements or other documents on behalf of the Committee.
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     Payment in full for the number of shares purchased shall be made to the
Company at the time of each exercise, except in the case of the election of an alternative settlement method as provided hereafter in this paragraph.

     (i) The Committee, in its discretion, may provide that any option by its terms may permit the participant to elect, subject to Committee approval, any of the alternative settlement methods set forth in subparagraph (iii) below.

     (ii) The Committee, in its discretion, may at the request of a participant holding an option under the Plan which does not by its terms include the right to elect any of such alternative methods by the participant.

     (iii) The alternative settlement methods are: (a) cash equal to the excess of the value of one share over the option price times the number of shares as to which the option is exercised; (b) the number of full shares having an aggregate value not greater than the cash amount calculated under alternative (a); (c) any combination of cash and stock having an aggregate value not greater than the cash amount calculated under alternative (a). For purposes of determining an alternative settlement, the value per share shall be determined under the same method as used to determine the option price.

             Exercise of an option in any manner, including an exercise involving an election of an alternative settlement method, shall result in a decrease in the number of shares which thereafter may be available, both for purposes of the Plan and for sale to any one participant, by the number of shares as to which the option is exercised. Election of an alternative settlement method involving the receipt of cash shall be subject to prior approval by the Committee at the time of such election.

     Payment for such shares shall be made in cash, or with the consent of the Committee, in shares of the Company's common stock.
The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.


                                       ARTICLE VI

     The terms of Incentive Stock Options granted under this Plan shall be as follows:

     (a) The option price shall be fixed by the Committee in good faith, but in no event be less than 100 percent of the fair market value of the shares subject to the option on the date the option is granted. The option price shall be paid by the Participant in cash or, at the absolute discretion of the Committee, by the transfer of Company stock at the time the option is exercised.

     (b) Options shall not be transferrable otherwise than by will or the laws of descent and distribution, and during an Optionee's lifetime, an option shall be exercisable only the Optionee.

     (c) Subject to Section 4.2, the Committee shall fix the term or duration of all options issued under this Plan provided that such term shall not exceed ten (10) years after the date on which the option was granted and shall not extend beyond the Optionee's employment with the Company. The Committee shall also set the date or dates on, or after which, each option may be exercised.

     (d) No Incentive Stock Option shall be exercisable while there is outstanding any other Incentive Stock Option which was granted to the Employee at an earlier date. For this purpose, an option which has not been exercised in full is outstanding until the expiration of the period which, under its initial terms, it could have been exercised. The cancellation of an earlier option will not enable a subsequent option to be exercised any sooner.

     (e) The aggregate fair market value, determined as of the time the option is granted, of the stock which any Employee may be granted in any calendar year shall not exceed $100,000 plus any unused limit carryover to such year.

             An unused Carryover Amount may be carried forward for three (3) successive years, but only to the extent not used in an earlier calendar year. The options granted to a Participant in any year shall be treated as first counting toward the $100,000 ceiling for that particular year and then using up carryovers in chronological order, beginning with older carryovers.

     (f) Each option agreement (and amendments thereof) shall contain such terms and provisions, consistent with the requirements of this Plan, as the Committee in its discretion shall determine, including without limitation such terms and provisions as shall be requisite to cause certain stock options to qualify as Incentive Stock Options. Such options need not be identical. The option agreements shall specify whether or not an option is an Incentive Stock Option.


                                      ARTICLE VII

                             REORGANIZATION OF THE COMPANY

In the event that the Company is succeeded by another corporation in a reorganization, merger, consolidation, acquisition of property of stock, separation or liquidation; or in the event that the Company is dissolved, each outstanding option will terminate, provided that each Optionee shall have the right immediately prior to such dissolution or liquidation, merger or consolidation, to exercise his option provided it does not violate the provisions of Article VI (f) of this Plan.


                                      ARTICLE VIII

                                     MISCELLANEOUS


8.1 PAYMENT FOR STOCK. No shares shall be delivered upon the exercise of an option until price has been paid in full.

8.2 CONTINUATION OF EMPLOYMENT. Neither this Plan nor any option granted hereunder shall confer upon any Employee any right to continue in the employment of the Company or limit in any respect the right of the Company to terminate his employment at any time.

8.3 ADMINISTRATION. The Committee may make such rules and regulations and establish such procedures as it deems appropriate for the administration of this Plan. In the event of a disagreement as to the interpretation of this Plan or any amendment hereto or any rule, regulation or procedure thereunder or as to any right or obligation arising from or related to this Plan, the decision of the Committee shall be final and binding. Notwithstanding anything in the Plan to the contrary, the Board shall have sole authority to make any decisions relating to participation in the Plan by any director or officer of the Company.

                                      ARTICLE IX

                       AMENDMENT, TERMINATION AND EFFECTIVE DATE

9.1 AMENDMENT. The Board may amend the Plan from time to time as it deems desirable and shall make any amendments which may be required so that options intended to be Incentive Stock Options shall at all times continue to be Incentive Stock Options for the purposes of the Code; provided, however, the Plan may not be amended to change the number of shares subject to the Plan or decrease the price at which options may be granted.

9.2 TERMINATION OF PLAN. The Board may in its discretion terminate the Plan at any time, but no such termination shall deprive Particpants of their rights under outstanding options. Notwithstanding the preceding sentence, no options may be granted pursuant to the Plan later than ten
     (10) years after the date the Plan is adopted or the date the Plan is approved by the shareholders of the Company, whichever is earlier.

9.3  EFFECTIVE DATE; SHAREHOLDER APPROVAL.  This Plan is effective on
     October 25, 1983 and options hereunder may be granted at any time subject to the limitations contained within the Plan. No option may be exercised unless this Plan is approved by a vote of the holders of a majority of the outstanding shares of the Company's common stock at a meeting of the Shareholders of the Company held within twelve (12) months following the effective date.

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